Exhibit 99.2

News Release

Newell Brands Announces Expiration and Results of its

Any and All Tender Offer

HOBOKEN, NJ, – August 19, 2019 – Newell Brands Inc. (NASDAQ: NWL) (the “Company” or “Newell Brands”) announced today that its previously announced tender offer to purchase for cash (the “Any and All Offer”) any and all of the Company’s outstanding 3.900% Notes due 2025 (the “2025 Notes”) and 4.000% Notes due 2024 (the “2024 Notes” and, together with the 2025 Notes, the “Any and All Notes”) expired at 5:00 p.m., New York City time, on August 16, 2019 (the “Any and All Expiration Date”). According to information provided by Global Bondholder Services Corporation, the information agent and tender agent for the Any and All Offer, $43,894,000 aggregate principal amount of 2025 Notes and $299,292,000 aggregate principal amount of 2024 Notes were validly tendered and not properly withdrawn at or prior to the Any and All Expiration Date. In addition, $862,000 aggregate principal amount of 2024 Notes remain subject to guaranteed delivery procedures, for which delivery of such notes must be made at or prior to 5:00 p.m., New York City time, on August 20, 2019 (the “Any and All Guaranteed Delivery Deadline”). The Any and All Offer was made pursuant to and subject to the terms and conditions set forth in the Offer to Purchase, dated August 12, 2019, and the related Notice of Guaranteed Delivery (collectively, the “Offer Documents”).

The following table sets forth certain information regarding the Any and All Offer, including the aggregate principal amount of each series of Any and All Notes that the Company expects to accept for purchase and the applicable Total Consideration. The withdrawal deadline with respect to the Any and All Offer of 5:00 p.m., New York City time, on August 16, 2019 has passed, and accordingly, Any and All Notes validly tendered in the Any and All Offer may no longer be withdrawn except where additional withdrawal rights are required by law.

Title of Security	Principal Amount Outstanding	CUSIP/ISIN	Principal Amount Expected to be Accepted		Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)	Total Consideration(1)
3.900% Notes due 2025	$91,088,000	CUSIP: 651229 AS5 ISIN: US651229AS52	$43,894,000		1.75% due 7/31/2024	1.433%	185	$1,033.10
4.000% Notes due 2024	$500,000,000	CUSIP: 651229 AQ9 ISIN: US651229AQ96	$300,154,000	(2)	1.75% due 7/31/2024	1.433%	165	$1,042.45

(1)

Payable for each $1,000 principal amount of Any and All Notes validly tendered at or prior to the Any and All Expiration Date and accepted for purchase by us. In addition, holders whose Any and All Notes are accepted will also receive accrued interest on such Any and All Notes.

(2)	Includes $862,000 aggregate principal amount of 2024 Notes that remain subject to guaranteed delivery procedures.

Payments for Any and All Notes accepted for purchase will also include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Any and All Notes up to, but not including, the settlement date for the Any and All Notes tendered at or prior to the Any and All Expiration Date, which is currently expected to be on or about August 19, 2019 (the “Any and All Settlement Date”). For the avoidance of doubt, accrued interest will cease to accrue on the Any and All Settlement Date for all Any and All Notes accepted for purchase in the Any and All Offer, including those tendered pursuant to the guaranteed delivery procedures. The Company expects to accept for purchase, and pay for, all Any and All Notes validly tendered pursuant to guaranteed delivery procedures on or about August 21, 2019.

221 River Street	NASDAQ: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600		1

News Release

The Company does not currently intend to call for redemption the Any and All Notes not tendered and accepted for purchase in the Any and All Offer.

In addition to the Any and All Offer, Newell Brands has previously announced its tender offer to purchase for cash (the “Waterfall Offer” and, together with the Any and All Offer, the “Offers”) up to the Maximum Waterfall Tender Amount (as defined below) in aggregate principal amount of the Company’s outstanding 3.850% Notes due 2023, 4.000% Notes due 2022 and 4.200% Notes due 2026 (collectively, the “Waterfall Notes” and, together with the Any and All Notes, the “Securities”), subject to the Acceptance Priority Levels as defined in the Offer Documents. The “Maximum Waterfall Tender Amount” is an aggregate principal amount equal to $700 million less the aggregate principal amount of the Any and All Notes validly tendered and accepted for purchase in the Any and All Offer. Because $862,000 aggregate principal amount of 2024 Notes remain subject to guaranteed delivery procedures in the Any and All Offer, the Maximum Waterfall Tender Amount is subject to change and cannot be confirmed until after the Any and All Guaranteed Delivery Deadline. Promptly after the Any and All Guaranteed Delivery Deadline, the Company will issue a press release announcing the final results of the Any and All Offer and specifying the Maximum Waterfall Tender Amount for the Waterfall Offer. Holders are urged to read the Offer Documents carefully before making any decision with respect to the Waterfall Offer.

Newell Brands’ obligation to accept for payment and to pay for the Securities validly tendered in the Offers is subject to the satisfaction or waiver of the conditions described in the Offer Documents.

Barclays Capital Inc. and RBC Capital Markets, LLC are serving as the Lead Dealer Managers, and HSBC Securities (USA) Inc. is serving as Co-Dealer Manager, in connection with the Offers. The information agent and tender agent is Global Bondholder Services Corporation. The full details of the Offers, including complete instructions on how to tender Securities, are included in the Offer Documents. Holders are strongly encouraged to read carefully the applicable Offer Documents, including materials incorporated by reference therein, because they contain important information. Copies of the Offer Documents are available at https://www.gbsc-usa.com/newellbrands/ and requests for copies may also be directed to the information agent at (212) 430-3774 (banks and brokers) or (866) 807-2200 (all others). Questions regarding the Offers should be directed to Barclays Capital Inc., Liability Management Group, at (212) 528-7581 (collect) or (800) 438-3242 (toll free) or RBC Capital Markets, LLC, Liability Management Group, at (212) 618-7843 (collect) or (877) 381-2099 (toll free).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the information agent and tender agent or the trustee with respect to the Securities is making any recommendation as to whether holders should tender in response to the Offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Offers are being made only pursuant to the Offer Documents and only in such jurisdictions as is permitted under applicable law.

About Newell Brands

Newell Brands (NASDAQ: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Marmot®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert® and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

221 River Street	NASDAQ: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600		2

News Release

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These “forward-looking statements” are statements other than statements of historical fact and may include, among other things, statements in relation to the Company’s current expectations and beliefs as to its ability to consummate the tender offers, including the timing, size, pricing or other terms of the tender offers, and other future events. All information set forth in this release is as of the date hereof. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. Certain potential factors, risks and uncertainties that could affect the Company’s business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements include the Company’s ability to complete the tender offers and satisfy the conditions thereto, and other potential factors, risks and uncertainties under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in its Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, which are on file with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov.

Contacts:

Investors:

Nancy O’Donnell

SVP, Investor Relations and Communications

+1 (201) 610-6857

nancy.odonnell@newellco.com

Media:

Claire-Aude Staraci

Director, External Communications

+1 (201) 610-6717

claireaude.staraci@newellco.com

221 River Street	NASDAQ: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600		3